[COMPANY LETTERHEAD]


CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Senesco Technologies Inc.

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Senesco Technologies Inc. ("the Company") of our report dated August 13, 2001, appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Goldstein Golub Kessler

Goldstein Golub Kessler LLP
New York, New York


June 26, 2002